SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

      Date of Report (Date of earliest event reported): September 24, 2004

                             GENERAL COMPONENTS INC.
                             -----------------------
               (Exact name of registrant as specified in charter)

                                     NEVADA
                                     ------
                 (State or other jurisdiction of incorporation)

              000-33483                                 88-0496645
              ---------                                 ----------
       (Commission File Number)              (IRS Employer Identification No.)


  Suite 2021, 20/F, Two Pacific Place             88 Queensway, Hong Kong
  -----------------------------------             -----------------------
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (852) 2167 8298


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ITEM 5.01 - CHANGES IN CONTROL OF REGISTRANT
--------------------------------------------

         On September 20, 2004, the Registrant consummated a Share Exchange Agreement (the "Exchange Agreement") with General Components Inc., a privately owned Cayman Island company ("GCI Cayman"), and GCI Cayman's shareholders, (the "Shareholders"), pursuant to which the Registrant acquired all of the issued and outstanding shares of stock of GCI Cayman in exchange for the issuance in the aggregate of 20,000,000 of the Registrant's shares of common stock (the "Shares") to the Shareholders.

         As a result of the transaction, GCI Cayman became a wholly-owned subsidiary of the Registrant and, upon the issuance of the Shares, the Shareholders owned approximately 80% of all of the Registrant's issued and outstanding stock. The Registrant currently has a total of 25,000,000 shares of Common Stock issued and outstanding on a non-fully diluted basis.

         Also, in connection with the transaction, there was a change in the majority of the Registrant's Board of Directors and in Management. Prior to the consummation of the Share Exchange, the Registrant's Board of Directors comprised three members, Anita Panganiban, Carol Suzanne Collins and Robert Lee Collins. Effective upon the closing of the transactions contemplated by the Exchange Agreement, Ms. Panganiban, Ms. Collins and Mr. Collins resigned as directors of the Board of Directors and Messrs. Simon Mu, Bruce Cole, Junichi Goto, Regis Kwong and Peter Wang were appointed to the Board of Directors. Additionally, Ms. Panganiban and Ms. Collins resigned as officers of the Registrant and Mr. Mu assumed responsibilities as President of the Registrant.

         The Registrant is not aware of any arrangements which may at a subsequent date result in a change of control of the Registrant.

OVERVIEW

         General Components Inc.'s ("GCI") predecessor was founded in 1998. Through its subsidaries, GCI provides broadband technology for the "Last Mile" market. GCI's products are produced by OEM manufacturers and sold under the "General Components" and "Reachhome" brands. GCI has also developed plastic optical fiber ("POF") cable technology and related networking equipment. GCI has filed patents in the United States and Asia on its proprietary POF technology. GCI currently offers a wide range of entry-level to high-end modular, upgradeable systems in the Last Mile broadband connectivity market. It also licenses its POF technology and manufacturing process to procure production machinery for select customer partners.

GCI is headquartered in Hong Kong and has numerous offices throughout China.


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ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.  Description

2.1          Share Exchange Agreement, dated September 20, 2004

Pro forma financial statements will be provided by amendment to this 8-K not later than 71 calendar days after the date of this initial report.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GENERAL COMPONENTS INC.

                                            By:  /S/ SIMON MU
                                              ---------------------------------
                                            Name:  Simon Mu
                                            Title:  President

Dated: September 24, 2004


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